NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

January 29, 2013

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES
2013 STRATEGIC INITIATIVES, EXPECTED CEO RETIREMENT
AT END OF 2013 AND 2013 GUIDANCE

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) announced several major developments, as follows.

Proposed Sale of Medical Office Division

WRIT is exploring a 2013 disposition of its Medical Office Division. The disposition will simplify WRIT's business model to focus on its core office, multifamily and retail sectors. Upon the completion of the transaction, WRIT's business will consist entirely of properties where people work, live and shop in one of the strongest real estate markets in the world.

The Medical Office Division totals approximately 1.3 million square feet and 17 properties and, as of third quarter 2012, contributed 15% of WRIT's total net operating income. The Medical Office Division represents the largest portfolio of institutional quality medical office assets in the Washington, DC region, with all of the assets in affluent communities or urban centers or near major medical centers such as INOVA Fairfax, Shady Grove Adventist and George Washington Hospital. The portfolio has very low leverage, with only three encumbered properties totaling approximately $24 million in mortgage debt.

“We believe we have a unique opportunity to capture embedded value for our shareholders and streamline our investment thesis, both operationally and from a capital allocation standpoint. Beginning in earnest in 2003, we have assembled a one-of-a-kind medical office portfolio that now encompasses 20% of institutional grade medical office assets in the DC metro area. Given the successful execution of our industrial portfolio sale in 2011 and our DC market expertise, we expect to be able to reinvest the medical office portfolio sale proceeds into high quality office, multifamily and retail assets in core submarkets,” said George F. “Skip” McKenzie, President and Chief Executive Officer of WRIT.

Other 2013 Strategic Initiatives

•	Breaking ground on two previously announced apartment joint ventures
–    650 N. Glebe Road, Arlington, Virginia: 163 unit project with a $49.5 million budget, expected to break ground first quarter 2013 with substantial completion on or about fourth quarter 2014
–    1219 First Street, Alexandria, Virginia: 270 unit project with a $95.3 million budget, expected to break ground first quarter 2013 with substantial completion on or about first quarter 2015

Washington Real Estate Investment Trust
FOR IMMEDIATE RELEASE

•
Continuing to upgrade existing properties, including lobby and common area renovations at 1901 Pennsylvania Avenue, 1220 19th Street, 1140 Connecticut Avenue, 1600 Wilson Boulevard, 6110 Executive Boulevard and 51 Monroe Street, and multifamily unit renovations upon turnover

•	Continuing to sell non-strategic assets, including an anticipated sale of the Atrium office building in Rockville, Maryland, in the first quarter

Expected CEO Retirement

George F. “Skip” McKenzie has communicated to WRIT's Board of Trustees his decision to retire from WRIT by the end of 2013. The WRIT Board has requested that Mr. McKenzie remain with WRIT in order to oversee the sale of the Medical Office Division and the reinvestment of proceeds, and Mr. McKenzie has agreed to do so. The WRIT Board intends to commence a search for a successor chief executive promptly, with the goal of announcing a selection in the coming months.

“On behalf of the shareholders and Board, I thank Skip for his numerous contributions during his 16 years with WRIT. When Skip came to WRIT, we owned only 47 properties. Since that time, WRIT has grown extensively and now owns 70 properties across the region. Since Skip took the reins as CEO, WRIT has successfully weathered the recession, executed the sale of its Industrial Division at a substantial gain, upgraded the quality of the portfolio by focusing investment inside the Beltway, and developed a highly qualified team of executives. I'm delighted that Skip will continue with the company in the coming months as we pursue the sale of the Medical Office Division, and I thank him for his willingness to do so,” commented John P. McDaniel, Chairman of WRIT's Board.

"As to my expected retirement, although I will greatly miss working with my WRIT family, I am looking forward to spending time with my real family after a continuous 29-year real estate career. I am expecting the sale of our Medical Office Division and reinvestment of the proceeds to represent my last major contribution to WRIT, and I am excited to work with our highly-capable executive team and outstanding employees to complete these initiatives. I have enjoyed my time at WRIT tremendously and want to thank our shareholders, the Board and our employees. The WRIT franchise has excelled in this marketplace for 53 years, and I have been involved for over 16 of those years, including serving as CEO since 2007. I am exceptionally proud of my involvement with the firm and look forward to watching WRIT continue to grow in the years ahead," said Mr. McKenzie.

2013 Guidance

2013 core FFO per fully diluted share is projected to be $1.82 - $1.90. Included in this projection are all of the above strategic initiatives, with the exception of the potential Medical Office Division sale.

The following assumptions are also incorporated into 2013 guidance:

•	Same-store multifamily NOI growth is projected to range from 3% to 5%, with flat same-store occupancy

•	Same-store retail NOI growth is projected to range from 1% to 3%, with same-store occupancy improving incrementally

•	Same-store office NOI is projected to decrease by 1% to 2%, with same-store occupancy improving incrementally

•
General and administrative expense is projected to be approximately $16.5 million, an increase over the third quarter 2012 run rate, due to the projected three-year long-term incentive compensation plan payout in the fourth quarter of 2013

•
Interest expense is projected to be approximately $66 million, an increase over the third quarter 2012 run rate, due to the full year impact of the third quarter 2012 $300 million unsecured debt issuance, offset in part by recent mortgage prepayments totaling approximately $88.5 million, and capitalized interest on development

•	Acquisition and disposition activities, including the effects of the proposed Medical Office Division sale and any potential reinvestment, are not included in guidance.

Washington Real Estate Investment Trust
FOR IMMEDIATE RELEASE

Conference Call Information

WRIT management will discuss 2013 strategic initiatives, expected CEO retirement and 2013 guidance on a conference call on Wednesday, January 30, 2013 at 1:00 PM Eastern Time. Conference call access information is as follows:

USA Toll Free Number:        1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until February 13, 2013 at 11:59 PM. Instant replay access information is as follows:

USA Toll Free Number:        1-877-660-6853
International Toll Number:        1-201-612-7415
Conference ID:            408398

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. Online playback of the webcast will be available for two weeks following the Conference Call.

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 70 properties totaling approximately 9 million square feet of commercial space and 2,540 residential units, and land held for development. These 70 properties consist of 26 office properties, 17 medical office properties, 16 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE: WRE).

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2011 Form 10-K and third quarter 2012 Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.